Exhibit 10.1

RESOLUTIONS OF THE BOARD OF DIRECTORS OF FOMO CORP.

Pursuant to the provisions of California Corporation law, as amended, and the Certificate of Incorporation and By-Laws of FOMO CORP., a California corporation (the “Company”), the undersigned approves entering into exclusive negotiations and a no shop window for a period of no more than 90 days with Homeland Resources Ltd. (HMLA) for the purpose of selling its ownership in KANAB CORP. to HMLA in an equity-linked transaction. The Board meeting was convened on June 22, 2021 at 6:00am CT.

WHEREAS, to realize maximum value from its holdings in its Internet business and allow it to obtain its own growth capital, the Board of Directors approves entering into exclusive negotiations and a no shop window for a period of no more than 90 days with Homeland Resources Ltd. (HMLA) for the purpose of selling its ownership in KANAB CORP. to HMLA in an equity-linked transaction.

WHEREAS, the Board of Directors believes it is in the best interests of the Company to approve entering into exclusive negotiations and a no shop window for a period of no more than 90 days with Homeland Resources Ltd. (HMLA) for the purpose of selling its ownership in KANAB CORP. to HMLA in an equity-linked transaction.

NOW THEREFORE BE IT RESOLVED THAT:

RESOLVED, the Board of Directors approves entering into exclusive negotiations and a no shop window for a period of no more than 90 days with Homeland Resources Ltd. (HMLA) for the purpose of selling its ownership in KANAB CORP. to HMLA in an equity-linked transaction.

RESOLVED, that any of the Executive Officers of the Company are hereby authorized and directed for and on behalf of the Company to do and perform all acts and things and execute and deliver all documents and take all such other steps as may be necessary or desirable to give full effect to the consent resolutions set forth above.

Vikram Grover, CEO & Director